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                                                                    EXHIBIT 10.3
                               FIRST AMENDMENT TO
                                CORE LABORATORIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         WHEREAS, CORE LABORATORIES N.V. and its participating affiliates (the "Company") has heretofore adopted the CORE LABORATORIES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") for the benefit of certain employees and independent directors of the Company; and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of July 29, 1999:

         1. The following new Section 1.1(6A) shall be added immediately after
Section 1.1(6) of the Plan:

         "(6A) DESIGNATED BENEFICIARY: A Participant's beneficiary or beneficiaries determined in accordance with Section 1.5."

         2. Section 1.1(13) of the Plan shall be deleted and the following shall be substituted therefor:

         "(13) INTENTIONALLY OMITTED."

         3. The following new Section 1.5 shall be added immediately after
Section 1.4 of the Plan:

            "1.5 Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made in writing filed with the Committee by the Participant. Any such designation may be changed at any time by such Participant by execution and filing of a new designation in accordance with this Section. If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

                 (1) If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and

                 (2) If a Participant leaves no surviving spouse, his designated beneficiary shall be (A) such Participant's executor or administrator or (B) his heirs at law if there is no administration of such Participant's estate.


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         Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant. The interest of such divorced spouse failing hereunder shall vest in the persons specified in the preceding provisions of this Section as if such divorced spouse was not designated as a beneficiary by the Participant."

         4. Section 4.2 of the Plan shall be deleted and the following shall be substituted therefor:

            "4.2 In the event a Participant dies on or after his Retirement Date and prior to receiving fifteen annual installment payments of his Retirement Benefit, such Participant's Retirement Benefit shall be paid, or continue to be paid, to his Designated Beneficiary in annual installments at the same time and in the same amount as such Retirement Benefit would have been paid to such Participant had his death not occurred, and such Retirement Benefit installments shall continue through the Anniversary Date upon which such deceased Participant would have received the fifteenth Retirement Benefit installment. In the event of the death of a Participant's Designated Beneficiary prior to the payment of the fifteenth Retirement Benefit installment, such Designated Beneficiary's share of any remaining installments of such Participant's Retirement Benefit shall be paid to such Designated Beneficiary's estate at the same time, in the same amount, and for the same period of time such Retirement Benefit would have been paid to such Designated Beneficiary had his or her death not occurred. All payments of a deceased Participant's Retirement Benefit pursuant to this Section 4.2 shall cease upon the date of payment of what would have been the deceased Participant's fifteenth Retirement Benefit installment."

         5. The term "Surviving Spouse" shall be deleted in each place such term appears in Sections 4.3 and 5.4 of the Plan, and the term "Designated Beneficiary" shall be substituted therefor in each such place.

         6. Sections 5.2 and 5.3 of the Plan shall be deleted and the following shall be substituted therefor:

            "5.2 In the event a Participant (other than Stephen D. Weinroth) dies prior to his Retirement Date, a Death Benefit shall be paid to such Participant's Designated Beneficiary pursuant to this Section 5.2. The Death Benefit shall consist of fifteen annual lump sum payments of





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         $225,000 each. The initial payment of such Participant's Death Benefit shall be paid to his Designated Beneficiary as soon as administratively practicable after such Participant's death, and a payment of $225,000 shall be paid to such Designated Beneficiary on each of the fourteen subsequent anniversaries of the Participant's death thereafter. In the event of the death of a Designated Beneficiary prior to the payment of fifteen Death Benefit installments, such Designated Beneficiary's share of any remaining installments of the Participant's Death Benefit shall be paid to such Designated Beneficiary's estate at the same time, in the same amount, and for the same period of time such Death Benefit would have been paid to such Designated Beneficiary had his or her death not occurred. All Death Benefit payments pursuant to this Section
         5.2 shall cease upon the payment of the fifteenth annual installment of such Death Benefit.

            5.3 In the event that Participant Stephen D. Weinroth dies prior to his Retirement Date, a Death Benefit shall be paid to his Designated Beneficiary pursuant to this Section 5.3. The Death Benefit shall consist of fifteen annual lump sum payments of $225,000 each. The initial payment of such Participant's Death Benefit shall be paid to his Designated Beneficiary on (or as soon as administratively practicable after) the date that would have been such deceased Participant's Retirement Date, and a payment of $225,000 shall be paid to such Designated Beneficiary on each of the fourteen subsequent Anniversary Dates thereafter. In the event of the death of a Designated Beneficiary prior to the payment of fifteen Death Benefit installments pursuant to this Section 5.3, such Designated Beneficiary's share of any remaining installments of the Participant's Death Benefit shall be paid to such Designated Beneficiary's estate at the same time, in the same amount, and for the same period of time such Death Benefit would have been paid to such Designated Beneficiary had his or her death not occurred. All Death Benefit payments pursuant to this Section 5.3 shall cease upon the payment of the fifteenth annual installment of such Death Benefit."

         7. Section 6.2 of the Plan shall be deleted and the following shall be substituted therefor:

            "6.2 In the event a Participant's services or employment with the Company is terminated for Cause, all benefits payable under the Plan to such Participant or to his Designated Beneficiary shall be forfeited, and neither the Participant nor any Designated Beneficiary of the Participant shall be entitled to receive any benefit under the Plan."

         8. The term "Surviving Spouses" shall be deleted in each place such term appears in Section 8.3 of the Plan, and the term "Designated Beneficiaries" shall be substituted therefor in each such place.

         9. The parenthetical in the second sentence of Section 9.2 of the Plan shall be deleted and the following shall be substituted therefor:



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         "(or, in the case of a deceased Participant, such Participant's
         Designated Beneficiary any payable but unpaid Death Benefit or Retirement Benefit)"

         10. As amended hereby, the Plan is specifically ratified and reaffirmed.


         EXECUTED on this _____ day of ______________________, 1999.

                                               CORE LABORATORIES N.V.



                                               BY:
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                                                  NAME:
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                                                  TITLE:
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